 As filed with the Securities and Exchange Commission on February 21, 1996

                                           Registration No. 33-_________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                AMERICREDIT CORP.
             (Exact name of registrant as specified in its charter)

             Texas                                             75-2291093
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

       200 Bailey Avenue
       Fort Worth, Texas                                          76107
(Address of principal executive offices)                       (Zip Code)



           1995 OMNIBUS STOCK AND INCENTIVE PLAN FOR AMERICREDIT CORP.
                            (Full title of the plan)




            Chris A. Choate                                Copy to:
            General Counsel                            L. Steven Leshin
           AmeriCredit Corp.                       Jenkens & Gilchrist, P.C.
           200 Bailey Avenue                           1445 Ross Avenue
        Fort Worth, Texas 76107                           Suite 3200
            (817) 322-7000                           Dallas, Texas  75202
  (Name, address and telephone number
including area code of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                PROPOSED      PROPOSED
  TITLE OF                      MAXIMUM        MAXIMUM
 SECURITIES     AMOUNT TO       OFFERING      AGGREGATE      AMOUNT OF
   TO BE      BE REGISTERED    PRICE PER       OFFERING     REGISTRATION
 REGISTERED       (1)(2)      SHARE (3)(4)   PRICE (3)(4)      FEE (4)
  Common        2,000,000        $12.25      $24,500,000     $8,448.28


     (1) Shares reserved for issuance under the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (the "Plan").
     (2) Pursuant to Rule 416, additional shares of Common Stock issuable under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
     (3)  Estimated solely for the purpose of calculating the registration fee.
     (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 2,000,000 shares of Common Stock reserved for issuance at a price per share of $12.25, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on February 15, 1996.

                                  PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

     (1) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed with the Commission;

     (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995 and December 31, 1995, filed with the Commission;

     (3) the description of the Common Stock, par value $.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updating such description; and

     (4) all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.   Indemnification of Directors and Officers.

     Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. Reference is made to Article VIII of the Articles of Incorporation of the registrant, as amended, incorporated by reference herein as Exhibit 4.1 and Article VIII of the Bylaws of the registrant incorporated by reference herein as Exhibit 4.2, each of which provides for broad indemnification of directors and officers.

     Reference is also made to Article IX of the registrant's Articles of Incorporation, contained in Exhibit 4.1, which eliminates the liabilities of directors to the registrant and its shareholders in certain circumstances.

Item 8.   Exhibits.

     (a)  Exhibits

            The following documents are filed as a part of this registration statement.

Exhibit                       Description of Exhibit

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

 4.2        Bylaws of AmeriCredit Corp. (incorporated by reference to
            Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

 4.3        Copy of the 1995 Omnibus Stock and Incentive Plan for
            AmeriCredit Corp.

 5.1        Opinion of Jenkens & Gilchrist, P.C.

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1).

23.2        Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (see signature page of this Registration Statement - Page II-5).

Item 9.   Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on February 19, 1996.

                                     AMERICREDIT CORP.



                                     By: /s/ Clifton H. Morris, Jr.
                                         Clifton H. Morris, Jr., Chairman of
                                         the Board, Chief Executive Officer and
                                         President




                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Capacity                        Date

                            Chairman of the Board,
                            Chief Executive Officer and
/s/ Clifton H. Morris, Jr   President (Principal              February 19, 1996
Clifton H. Morris, Jr.      Executive Officer)

                            Executive Vice President, Chief
                            Financial Officer, Treasurer
                            and Director (Principal
/s/ Daniel E. Berce         Financial and Accounting          February 19, 1996
Daniel E. Berce             Officer)

/s/ Michael R. Barrington   Executive Vice President          February 19, 1996
Michael R. Barrington       and Director

/s/ Edward H. Esstman       Senior Vice President, Chief      February 19, 1996
Edward H. Esstman           Credit Officer and Director

______________________      Director                          February __, 1996
James H. Greer

/s/ Kenneth H. Jones, Jr.   Director                          February 19, 1996
Kenneth H. Jones, Jr.

______________________      Director                          February __, 1996
Gerald W. Haddock

______________________      Director                          February __, 1996
Douglas K. Higgins

                              INDEX TO EXHIBITS


                                                               Sequentially
Exhibit                                                          Numbered
  No.                    Description of Exhibit                    Page

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual
           Report on Form 10-K for the fiscal year ended
           June 30, 1995.

 4.2 Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit 3.4 of the registrant's Annual
           Report on Form 10-K for the fiscal year ended
           June 30, 1995.

 4.3      Copy of the 1995 Omnibus Stock and Incentive
           Plan for AmeriCredit Corp.

 5.1      Opinion of Jenkens & Gilchrist, P.C.


23.1      Consent of Jenkens & Gilchrist, P.C. (included in
           their opinion filed as Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.


24.1      Power of Attorney (see signature page of this
           Registration Statement - Page II-5).